EX - 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-83269) pertaining to the 1979 Long-term Incentive Plan, the 1982 Incentive Stock Option Plan and Performance Dividend Plan, Registration Statement (Form S-8 No. 2-89499) pertaining to the 1984 Long-term Incentive Plan, Registration Statement (Form S-8 No. 33-20503) pertaining to the 1987 Long-term Incentive Plan, Registration Statement (Form S-8 No. 33-33623) pertaining to the Retirement Savings Plan, and Registration Statement (Form S-8 No. 33-44423) pertaining to the 1991 Long-term Incentive Plan of Cincinnati Milacron Inc. of our report dated February 28, 1994, with respect to the consolidated financial statements and schedules included in this Annual Report (Form 10-K/A) of Cincinnati Milacron Inc. for the year ended January 1, 1994.

                                           /S/ ERNST & YOUNG
                                           ---------------------

Cincinnati, Ohio
July 6, 1994